                                                FILED PURSUANT TO RULE 424(b)(3)
                                                     REGISTRATION NO.: 333-86257


Supplement, Dated April 12, 2000, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholders are added to the list of selling securityholders in the prospectus:


                                             Number of Depositary Shares
                                             ---------------------------
Name of Selling Securityholder                  Owned         Offered
-------------------------------------------  ------------  -------------
Lutheran Brotherhood High Yield Fund               40,000         40,000
LB Series Fund Inc., High Yield Portfolio          60,000         60,000